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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CenterPoint Energy, Inc. (successor to Reliant Energy, Incorporated) on Form S-8 of our report dated March 28, 2002, July 3, 2002 as to the effects of the restatement discussed in Note 1 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 1 and the change in the method for accounting for derivatives and hedging activities), appearing in Annual Report on Form 10-K/A of Reliant Energy, Incorporated for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Houston, Texas
November 6, 2002